CERTIFICATION PURSUANT TO
18 U.S.C. ss. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Cirilium Holdings, Inc. (the "Company") on Form 10-QSB, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert W. Pearce, Acting Treasurer (Chief Financial Officer, or equivalent thereof) of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Robert W. Pearce
-------------------------------------
Robert W. Pearce, Acting Treasurer
Chief Financial Officer (or equivalent there of)
September 20, 2004